Exhibit 99.3

*LETTER TO CLIENTS FOR TENDER OF UBS SHARES*

OFFER TO EXCHANGE

each issued ordinary share

of

UBS AG

for

one ordinary share

of

UBS Group AG

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF UBS SHARES HELD IN THE SIS SETTLEMENT SYSTEM OR IN CERTIFICATED FORM RECORDED ON THE SWISS SHARE REGISTER WILL EXPIRE AT 10:00 A.M. NEW YORK CITY TIME (4:00 P.M., SWISS TIME), ON [—] (AS SUCH TIME AND DATE MAY BE EXTENDED, THE “SWISS TENDER DEADLINE”), UNLESS THE EXCHANGE OFFER IS EXTENDED.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF UBS SHARES HELD IN DTC OR DIRECTLY WITH COMPUTERSHARE WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [—] (AS SUCH TIME AND DATE MAY BE EXTENDED, THE “U.S. EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED.

The Information Agent for the U.S. Offer is:

Georgeson

[—]

Call Toll-Free: 1 (888) 613-9817

Email: UBSinfoagent@georgeson.com

To Our Clients:

UBS AG (“UBS”) proposes to its shareholders to establish a new holding company, UBS Group AG (“UBS Group”). To implement this proposal, UBS Group, a wholly owned subsidiary of UBS, is conducting an exchange offer (the “Exchange Offer”) to acquire any and all issued ordinary shares of UBS (“UBS Shares”) in exchange for registered shares of UBS Group (“UBS Group Shares”). Enclosed for your consideration is the Offer to Exchange/Prospectus, dated [—] (the “U.S. Offer Prospectus”), and the related Letter of Transmittal (the “U.S. Offer”).

We hold UBS Shares for your account. A tender of such UBS Shares can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf any or all UBS Shares held for your account pursuant to the terms and conditions of the U.S. Offer. A form of Instructions with Respect to the Offer to Exchange is enclosed.

Please note the following:

1.	The Exchange Offer and withdrawal rights for tenders of UBS Shares held in the SIS Settlement System or in certificated form recorded on the Swiss share register will expire at 10:00 a.m. New York City time (4:00 p.m., Swiss time), on [—] (as such time and date may be extended, the “Swiss Tender Deadline”), unless the Exchange Offer is extended.

The Exchange Offer and withdrawal rights for tenders of UBS Shares held in DTC or directly with Computershare will expire at 5:00 p.m., New York City time, on [—] (as such time and date may be extended, the “Expiration Date”), unless the Exchange Offer is extended.

If you wish to tender your UBS Shares in the U.S. Offer, please instruct us sufficiently in advance of the Expiration Date.

2.	UBS Group has appointed Computershare as U.S. Share Exchange Agent; UBS AG as Swiss Share Exchange Agent; Georgeson as Information Agent; and UBS Securities LLC as Dealer Manager, for the U.S. Offer. Any questions you may have with respect to the ways in which UBS Shares may be tendered in the U.S. Offer should be directed to the Information Agent at 1 (888) 613-9817.

3.	The U.S. Offer is being made to all holders of outstanding UBS Shares located in the United States. Holders will receive one UBS Group Share for each UBS Share validly tendered in, and not withdrawn from, the U.S. Offer.

4.	The U.S. Offer is conditioned upon satisfaction or waiver of the conditions set forth in the U.S. Offer Prospectus under the caption “The Exchange Offer—Terms of the Exchange Offer—Conditions to the Exchange Offer”, including the condition that UBS Shares that have been validly tendered in and not withdrawn from the Exchange Offer, together with any UBS Shares tendered, or contributed, by UBS to UBS Group or already owned by UBS Group, represent at least 90% of all UBS Shares in issue at the expiration of the initial offer period.

If you wish to have us tender any or all of the UBS Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your UBS Shares, all such UBS Shares held in your account will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to tender your UBS Shares on your behalf prior to the applicable deadline.

INSTRUCTIONS WITH RESPECT TO

THE OFFER TO EXCHANGE

each issued ordinary share

of

UBS AG

for

one ordinary share

of

UBS GROUP AG

The undersigned acknowledge(s) receipt of (a) your letter, (b) the Offer to Exchange/Prospectus, dated [—] (the “U.S. Offer Prospectus”) and (c) the related Letter of Transmittal, in connection with the offer by UBS Group AG, a stock corporation (Aktiengesellschaft/société anonyme) organized under the laws of Switzerland (“UBS Group”), to exchange each issued ordinary share (a “UBS Share”) of UBS AG, a stock corporation (Aktiengesellschaft/société anonyme) organized under the laws of Switzerland (“UBS”), for one ordinary share of UBS Group (a “UBS Group Share”), upon the terms and subject to the conditions set forth in the U.S. Offer Prospectus and the related Letter of Transmittal.

The undersigned hereby instructs you to tender to UBS Group the number of UBS Shares indicated on the reverse side of these Instructions (or if no number is indicated below, all UBS Shares held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer Prospectus and the related Letter of Transmittal.

Total Number of UBS Shares to be Tendered*:

Date:

SIGN HERE

Signature(s):
Print Name(s):
Print Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Unless otherwise indicated, it will be assumed that all of your UBS Shares held by us for your account are to be tendered.